Dropbox Announces Fiscal 2020 First Quarter Results

Revenue of $455.0 Million, Up 18% Year-over-year
Net Cash Provided by Operating Activities of $53.3 Million and Free Cash Flow of $25.5 Million
Achieves GAAP Profitability for the First Time

SAN FRANCISCO, Calif. - May 7, 2020 - Dropbox, Inc. (NASDAQ: DBX), the world's first smart workspace, today announced financial results for its first fiscal quarter ended March 31, 2020.

“We had a strong first quarter as we rallied together to support our customers and our community during this unprecedented public health crisis,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “We delivered healthy growth, record operating margins, and our first quarter of GAAP profitability. I’m incredibly proud of our team as we continue to build products that help facilitate distributed work at scale. We’ve built an enduring business and I remain confident in our future.”

First Quarter Fiscal 2020 Results

•	Total revenue was $455.0 million, an increase of 18% from the same period last year. On a constant currency basis, year-over-year growth would have been 19%. (1)

•
Total ARR ended at $1.864 billion, an increase of 16% from the same period last year. On a constant currency basis, Total ARR grew $52.8 million quarter-over-quarter, and year-over-year growth would have been 17%. (2)

•	Paying users ended at 14.6 million, as compared to 13.2 million for the same period last year. Average revenue per paying user was $126.30, as compared to $121.04 for the same period last year.

•	GAAP gross margin was 77.3%, as compared to 74.5% in the same period last year. Non-GAAP gross margin was 78.3%, as compared to 75.4% in the same period last year.

•	GAAP operating margin was 5.9%, as compared to (5.5%) in the same period last year. Non-GAAP operating margin was 16.1%, as compared to 10.1% in the same period last year.

•	GAAP net income (loss) was $39.3 million, as compared to ($7.7) million in the same period last year. Non-GAAP net income was $69.8 million, as compared to $41.7 million in the same period last year.

•
Net cash provided by operating activities was $53.3 million, as compared to $63.2 million in the same period last year. Free cash flow was $25.5 million, as compared to $33.5 million in the same period last year.

•
GAAP basic and diluted net income (loss) per share was $0.09, as compared to ($0.02) in the same period last year. Non-GAAP diluted net income per share was $0.17, as compared to $0.10 in the same period last year. (3)

•	Cash, cash equivalents and short-term investments were $1.101 billion at the end of the first quarter of 2020.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period rate to prior period results.

(3) Non-GAAP diluted net income per share is calculated based upon 419.3 million and 417.7 million diluted weighted-average shares of common stock for the three months ended March 31, 2020 and 2019, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on May 14, 2020 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 9115979.

Other Upcoming Events

•
Drew Houston, Co-founder and Chief Executive Officer, and Ajay Vashee, Chief Financial Officer, will be presenting at the J.P. Morgan 48th Annual Global Technology, Media and Communications Conference on Wednesday, May 13, 2020 at 1:00 p.m. PT.

•	Ajay Vashee, Chief Financial Officer, will be presenting at the Bank of America Securities 2020 Global Technology Conference on Tuesday, June 2, 2020 at 2:30 p.m. PT.

•	Ajay Vashee, Chief Financial Officer, will be presenting at the William Blair 40th Annual Growth Stock Conference on Wednesday, June 10, 2020 at 1:20 p.m. PT.

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the world's first smart workspace that helps people and teams focus on the work that matters. With more than 600 million registered users across 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has 12 offices around the world. For more information on our mission and products, visit dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, statements regarding Dropbox's strategies and new products and features, future financial and operational performance as well as trends in our business, the impact of the COVID-19 pandemic and related public health measures on our financial results, business operations and the business of our customers, suppliers and partners, the demand for and engagement with our platform and product features, and the benefits from new product experiences and acquisitions. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) impacts to our financial results, business operations and the business of our customers, suppliers and partners as a result of the COVID-19 pandemic, and related public health measures, (ii) our ability to retain and upgrade paying users, in particular paying users impacted by the COVID-19 pandemic, and increase our recurring revenue; (iii) our ability to attract new users or convert registered users to paying users, in particular prospective paying users financially impacted by the COVID-19 pandemic; (iv) our revenue growth rate; (v) our history of net losses and our ability to achieve or maintain profitability; (vi) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (vii) significant disruption of service on our platform or loss of content, particularly from any potential disruptions in the supply chain for hardware necessary to offer our services that may result from the COVID-19 pandemic; (viii) any decline in demand for our platform or for content collaboration solutions in general; (ix) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (x) competition in our markets; (xi) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; (xii) our ability to manage our growth or plan for future growth; (xiii) our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; and (ix) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2019. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$455.0	$385.6
Cost of revenue(1)	103.1	98.4
Gross profit	351.9	287.2
Operating expenses(1):
Research and development	181.8	150.0
Sales and marketing	104.3	101.5
General and administrative(2)	39.0	57.0
Total operating expenses	325.1	308.5
Income (loss) from operations	26.8	(21.3)
Interest income, net	2.4	3.7
Other income, net	10.6	4.2
Income (loss) before income taxes	39.8	(13.4)
Benefit from (provision for) income taxes	(0.5)	5.7
Net Income (loss)	$39.3	$(7.7)
Net Income (loss) per share attributable to common stockholders, basic and diluted	$0.09	$(0.02)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	417.3	410.5
Diluted	419.3	410.5

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue	$3.5	$3.0
Research and development	37.2	30.5
Sales and marketing	6.7	7.1
General and administrative(2)	(7.6)	15.0

(2) On March 19, 2020, one of the Company's co-founders resigned as a member of the board and as an officer of the Company, resulting in the reversal of $23.8 million in stock-based compensation expense. Of the total amount reversed, $21.5 million related to expense recognized prior to December 31, 2019.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$486.4	$551.3
Short-term investments	614.4	607.7
Trade and other receivables, net	36.9	36.7
Prepaid expenses and other current assets	57.5	47.5
Total current assets	1,195.2	1,243.2
Property and equipment, net	473.2	445.3
Operating lease right-of-use asset	708.1	657.9
Intangible assets, net	44.4	47.4
Goodwill	233.3	234.5
Other assets	63.1	70.9
Total assets	$2,717.3	$2,699.2
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$38.8	$40.7
Accrued and other current liabilities	149.5	161.9
Accrued compensation and benefits	41.4	101.4
Operating lease liability	84.3	79.9
Finance lease obligation	80.0	76.7
Deferred revenue	576.8	554.2
Total current liabilities	970.8	1,014.8
Operating lease liability, non-current	771.6	711.9
Finance lease obligation, non-current	147.9	138.2
Other non-current liabilities	26.6	25.9
Total liabilities	1,916.9	1,890.8
Stockholders’ equity:
Additional paid-in-capital	2,528.5	2,531.3
Accumulated deficit	(1,726.6)	(1,726.2)
Accumulated other comprehensive income (loss)	(1.5)	3.3
Total stockholders’ equity	800.4	808.4
Total liabilities and stockholders’ equity	$2,717.3	$2,699.2

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flow from operating activities
Net income (loss)	$39.3	$(7.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39.5	45.8
Stock-based compensation	39.8	55.6
Net gains on equity investments	(11.0)	—
Amortization of deferred commissions	5.1	3.9
Other	1.2	(4.4)
Changes in operating assets and liabilities:
Trade and other receivables, net	(1.2)	(5.1)
Prepaid expenses and other current assets	(14.7)	(14.2)
Other assets	17.8	11.2
Accounts payable	(7.8)	(5.2)
Accrued and other current liabilities	(9.9)	10.0
Accrued compensation and benefits	(59.7)	(45.9)
Deferred revenue	22.2	18.6
Other non-current liabilities	(16.5)	(13.2)
Tenant improvement allowance reimbursement	9.2	13.8
Net cash provided by operating activities	53.3	63.2
Cash flow from investing activities
Capital expenditures	(27.8)	(29.7)
Business combinations, net of cash acquired	—	(172.1)
Purchases of short-term investments	(120.5)	(153.0)
Proceeds from sales of short-term investments	65.1	110.2
Proceeds from maturities of short-term investments	67.7	66.6
Other	3.8	4.7
Net cash used in investing activities	(11.7)	(173.3)
Cash flow from financing activities
Shares repurchased for tax withholdings on release of restricted stock	(18.9)	(25.5)
Proceeds from issuance of common stock, net of repurchases	0.7	0.9
Principal payments on finance lease obligations	(21.7)	(26.2)
Common stock repurchases	(64.0)	—
Other	(0.4)	(0.2)
Net cash used in financing activities	(104.3)	(51.0)
Effect of exchange rate changes on cash and cash equivalents	(2.2)	1.0
Change in cash and cash equivalents	(64.9)	(160.1)
Cash and cash equivalents - beginning of period	551.3	519.3
Cash and cash equivalents - end of period	$486.4	$359.2

Supplemental cash flow data:
Property and equipment acquired under finance leases	$34.7	$39.9

Dropbox, Inc.
Three Months Ended March 31, 2020
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$103.1	$(3.5)	$—	$(1.0)	$98.6
Cost of revenue margin	22.7%	(0.8)%	—%	(0.2)%	21.7%
Gross profit	351.9	3.5	—	1.0	356.4
Gross margin	77.3%	0.8%	—%	0.2%	78.3%
Research and development	181.8	(37.2)	(4.2)	—	140.4
Research and development margin	40.0%	(8.2)%	(0.9)%	—%	30.9%
Sales and marketing	104.3	(6.7)	—	(1.3)	96.3
Sales and marketing margin	22.9%	(1.5)%	—%	(0.3)%	21.2%
General and administrative	39.0	7.6	—	—	46.6
General and administrative margin	8.6%	1.7%	—%	—%	10.2%
Income from operations	$26.8	$39.8	$4.2	$2.3	$73.1
Operating margin	5.9%	8.7%	0.9%	0.5%	16.1%

Dropbox, Inc.
Three Months Ended March 31, 2019
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$98.4	$(3.0)	$—	$(0.6)	$94.8
Cost of revenue margin	25.5%	(0.8)%	—%	(0.2)%	24.6%
Gross profit	287.2	3.0	—	0.6	290.8
Gross margin	74.5%	0.8%	—%	0.2%	75.4%
Research and development	150.0	(30.5)	(2.3)	—	117.2
Research and development margin	38.9%	(7.9)%	(0.6)%	—%	30.4%
Sales and marketing	101.5	(7.1)	—	(0.8)	93.6
Sales and marketing margin	26.3%	(1.8)%	—%	(0.2)%	24.3%
General and administrative	57.0	(15.0)	(1.0)	—	41.0
General and administrative margin	14.8%	(3.9)%	(0.3)%	—%	10.6%
Income (loss) from operations	$(21.3)	$55.6	$3.3	$1.4	$39.0
Operating margin	(5.5)%	14.4%	0.9%	0.4%	10.1%

Dropbox, Inc.
Three months ended March 31, 2020 and 2019
Reconciliation of GAAP net income (loss) to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP net income (loss)	$39.3	$(7.7)
Stock-based compensation	39.8	55.6
Acquisition-related and other expenses	4.2	3.3
Amortization of acquired intangible assets	2.3	1.4
Net gains on equity investments	(11.0)	—
Income tax effects of non-GAAP adjustments	(4.8)	(10.9)
Non-GAAP net income	$69.8	$41.7
Non-GAAP diluted net income per share	$0.17	$0.10
Weighted-average shares used to compute Non-GAAP diluted net income per share	419.3	417.7

Dropbox, Inc.
Three months ended March 31, 2020 and 2019
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Free cash flow reconciliation:
Net cash provided by operating activities	$53.3	$63.2
Less:
Capital expenditures	(27.8)	(29.7)
Free cash flow	$25.5	$33.5
Free cash flow margin	5.6%	8.7%
Supplemental disclosures:
Capital expenditures related to our new corporate headquarters, net of tenant improvement allowances(1)	$12.7	$7.5
Key employee holdback payments related to the acquisition of HelloSign(2)	$16.2	$—

(1) Capital expenditures include cash outflows related to the build-out of our new corporate headquarters in San Francisco, CA. Net cash provided by operating activities include tenant improvement allowances related to our new corporate headquarters, and represents cash received from our landlord to partially offset this build-out. These amounts are presented net in the table above.

(2) As part of our acquisition of HelloSign in 2019, we have employee holdback agreements with key HelloSign personnel consisting of $48.5 million in cash payments subject to on-going employee service. The related expenses are recognized within research and development expenses over the required service period of three years. The payments began in the current quarter, and will be paid evenly in quarterly installments over the remaining required service period.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: including revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differs from GAAP in that it excludes stock-based compensation expense, amortization of acquired intangible assets, and other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements. Non-GAAP net income also excludes net gains and losses on equity investments, and includes the income tax effect of the aforementioned adjustments, including the tax effects of acquired intangible assets. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive. For periods that we are in a GAAP net income position, the weighted average shares used in the computation are the same as the shares used in our non-GAAP diluted net income per share computation. In order to present revenue on a constant currency basis for the quarter ended March 31, 2020, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures related to our new corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our new corporate headquarters, net of tenant improvement allowances and key employee holdback payments related to the acquisition of HelloSign. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Darren Yip
ir@dropbox.com
or
Media:
Tessa Chen
press@dropbox.com